Exhibit 23

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com	A Member of the Forum of Firms

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 15, 2009 with respect to the financial statements of CirTran Corporation included in this annual report on Form 10-K/A filed on November 16, 2009 with the Securities Exchange Commission, and incorporated by reference in the Registration Statement on Form S-8 (No. 333-148737).

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
November 16, 2009